Fiscal 2012 Variable Compensation Plan Payout Scale for Named Executive Officers        Ex. 10.2

FY12 VCP 1st half and 2nd half

Multiplier to participation rate

First Half



200
150
100
50
0
65
70
75
80
85
90
95
Budget
40% slope
30% slope

EBITDA $M

Threshold:

- Revenue $325.3M (80% of $406.7M)
- EBITDA $ 65.6M (80% of $82.0M)

% Multiplier	Cumulative Bonus $	Cumulative EBITDA$	Incremental Bonus $	Incremental EBITDA $	Bonus Ratio
0	0.0	65.6	0	65.6	
50	2.5	73.8	2.5	8.2	30%
100	5.0	82.0	2.5	8.2	30%
150	7.5	88.2	2.5	6.2	40%
200	10.0	94.4	2.5	6.2	40%

Multiplier to participation rate

Second Half



200
150
100
50
0
83
88
93
98
103
108
113
118
40% slope
Budget
24% slope

EBITDA $M

Threshold:

- Revenue $362.8M (80% of $453.5M)
- EBITDA $ 83.0M (80% of $103.7M)

% Multiplier	Cumulative Bonus $	Cumulative EBITDA$	Incremental Bonus $	Incremental EBITDA $	Bonus Ratio
0	0.0	83.0	0	83.0	
50	2.5	93.4	2.5	10.4	24%
100	5.0	103.7	2.5	10.4	24%
150	7.5	109.9	2.5	6.2	40%
200	10.0	116.1	2.5	6.2	40%